Exhibit 99.3 LEGAL MATTERS The validity of the common shares offered hereby and sold in this offering, as well as certain legal and tax matters relating to us, will be passed upon for us by Troutman Pepper Hamilton Sanders LLP. Morrison & Foerster LLP, New York, New York, will act as counsel to the Sales Agents, the Forward Sellers and the Forward Purchasers.